                                                                 EXHIBIT (d)(ii)


                INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT

                               AMENDED SCHEDULE A

FUND                                                   FUND EFFECTIVE DATE
----                                                   -------------------

Schwab 1000 Fund                                       April 2, 1991

Schwab Short/Intermediate                              November 4, 1991
  Government Bond Fund

Schwab California Long-Term                            February 20, 1992
  Tax-Free Bond Fund

Schwab Long-Term Tax-Free                              July 30, 1992
  Bond Fund

Schwab Long-Term Government                            March 1, 1993
  Bond Fund

Schwab Short/Intermediate Tax-Free                     March 1, 1993
  Bond Fund

Schwab California Short/Intermediate                   March 1, 1993
  Tax-Free Bond Fund

Schwab YieldPlus Fund                                  July 21, 1999


                                    SCHWAB INVESTMENTS


                                    By:     /s/ William J. Klipp
                                            -----------------------------------
                                    Name:   William J. Klipp
                                    Title:  Executive Vice President,
                                            Chief Operating Officer and Trustee


                                    CHARLES SCHWAB INVESTMENT
                                    MANAGEMENT, INC.


                                    By:     /s/ Stephen B. Ward
                                            ------------------------------------
                                    Name:   Stephen B. Ward
                                    Title:  Senior Vice President and
                                            Chief Investment Officer

                               AMENDED SCHEDULE D

                              ADVISORY FEE SCHEDULE

FUND                                                                                     FUND EFFECTIVE DATE
----                                                                                     -------------------
SCHWAB 1000 FUND                                                                         APRIL 2, 1991
----------------

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB SHORT/INTERMEDIATE GOVERNMENT BOND FUND                                           NOVEMBER 4, 1991
----------------------------------------------

The annual fee, payable monthly, is 0.41% of the Fund's average daily net assets.

SCHWAB CALIFORNIA LONG-TERM TAX-FREE BOND FUND                                           FEBRUARY 20, 1992
----------------------------------------------

The annual fee, payable monthly, is 0.41% of the Fund's average daily net assets.

SCHWAB LONG-TERM TAX-FREE BOND FUND                                                      JULY 30, 1992
-----------------------------------

The annual fee, payable monthly, is 0.41% of the Fund's average daily net assets.

SCHWAB SHORT/INTERMEDIATE TAX-FREE BOND FUND                                             MARCH 1, 1993
--------------------------------------------

The annual fee, payable monthly, is 0.41% of the Fund's average daily net assets.

SCHWAB LONG-TERM GOVERNMENT BOND FUND                                                    MARCH 1, 1993
-------------------------------------

The annual fee, payable monthly, is 0.41% of the Fund's average daily net assets.

SCHWAB CALIFORNIA SHORT/INTERMEDIATE TAX-FREE BOND FUND                                   MARCH 1, 1993
-------------------------------------------------------

The annual fee, payable monthly, is 0.41% of the Fund's average daily net assets.

SCHWAB YIELDPLUS FUND                                                                     JULY 21, 1999
---------------------
The annual fee, payable monthly, is 0.35% of the Fund's average daily net assets not in excess of $500 million and 0.30% of such assets over
$500 million.

                                   SCHWAB INVESTMENTS


                                   By:     /s/ William J. Klipp
                                           ---------------------------------
                                   Name:   William J. Klipp
                                   Title:  Executive Vice President,
                                           Chief Operating Officer and Trustee



                                   CHARLES SCHWAB INVESTMENT
                                   MANAGEMENT, INC.


                                   By:     /s/ Stephen B. Ward
                                           ---------------------------------
                                   Name:   Stephen B. Ward
                                   Title:  Senior Vice President and
                                           Chief Investment Officer